Exhibit 10.39

AMENDMENT #1 TO MASTER SERVICE AGREEMENT

This Amendment made effective the 2nd day of September 2020 (the “Effective Date” of this Amendment), is by and between NeuroRx, Inc. (“BUYER”) and Nephron SC, Inc., and Nephron Pharmaceuticals Corporation, subsidiaries of Nephron, Inc. d/b/a Nephron Pharmaceuticals Corporation (“SUPPLIER”). BUYER and SUPPLIER are each referred to herein as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, BUYER and SUPPLIER entered into that certain Master Services Agreement made effective August 25, 2020 (the “Agreement”); and

WHEREAS, BUYER and SUPPLIER would each like to amend the Agreement to correct an error in Exhibit A of the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below and in the Agreement, and for other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the Parties hereby amend the Agreement in accordance with Section 19 thereof as follows:

1. Exhibit A (“Product”) appearing after the signature page of the Agreement is deleted in its entirety and replaced with the amended Exhibit A appearing on the next page hereof. The amended Exhibit A is incorporated into the Agreement and made a part thereof as of the Effective Date of the Agreement.

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EXHIBIT A

Product

Product	Active Ingredients	Strength	Dosage Form	Ampoule Sizes	Reference Listed Drug
Vasoactive Intestinal Peptide [VIP] in Sodium Chloride (0.9% saline)	RLF – 100 (Aviptadil)	1 mg / 10 mL (100 mcg / mL)	Injection	10 mL fill in 10 mL syringe – 5 syringes per carton	Not Applicable
Vasoactive Intestinal Peptide [VIP] in Sodium Chloride (0.9% saline)	RLF – 100 (Aviptadil)	100 mcg / 2 mL (50 mcg / mL)	Inhalation	2.0 mL fill in 3.0 mL syringe – 5 syringes per carton	Not Applicable

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2. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement. Except as otherwise provided in this Amendment, all terms and conditions previously set forth in the Agreement shall remain in effect as set forth therein. In the event that this Amendment and the Agreement are inconsistent, the terms and provisions of this Amendment shall supersede the terms and provisions of the Agreement, but only to the extent necessary to satisfy the purpose of this Amendment. Each Party hereto represents to the other that it has the full authority to execute, deliver and perform this Amendment in accordance with its terms. The persons signing on behalf of each Party hereby warrant and represent that they have authority to execute this Amendment on behalf of the Party for whom they have signed. This Amendment may be executed in one or more counterparts by the Parties by signature of a person having authority to bind the Party, each of which when executed and delivered by facsimile, electronic transmission, or by mail delivery, will be an original and all of which will constitute but one and the same Amendment. The Parties agree this Amendment may be electronically signed and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the Effective Date hereof.

NEURORX, INC. (“BUYER”):	NEPHRON PHARMACEUTICALS CORPORATION (“SUPPLIER”):

/s/ Brian J. Del Buono	/s/ Lou Kennedy
Signature of Authorized Representative	Signature of Authorized Representative

Brian J. Del Buono Name of Authorized Representative	Lou Kennedy Name of Authorized Representative

Chief Legal Officer	CEO
Title of Authorized Representative	Title of Authorized Representative

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